Exhibit 5.2

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

February 22, 2021

ESM Acquisition Corporation

2229 San Felipe, Suite 1300

Houston, TX 77019

ESM Acquisition Corporation

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to ESM Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company (the “Company”), in connection with the initial public offering by the Company of (a) 34,500,000 units of the Company (including up to 4,500,000 units subject to an over-allotment option) (the “Units”), each Unit includes one of the Company’s Class A Ordinary shares, par value $0.0001 per share (“Ordinary Shares”), and one-third of one redeemable warrant, where each whole warrant entitles the holder to purchase one Class A Ordinary Share (the “Warrant(s)”), and (b) all Class A Ordinary Shares and all Warrants to be issued as part of the Units. The Units, and the Class A Ordinary Shares and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In that connection, we have reviewed originals or copies of the following:

(a)

The registration statement on Form S-1 of the Company relating to the Securities to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) (such registration statement hereinafter referred to as the “Registration Statement”).

(b)

The form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, to be filed on the date hereof as Exhibit 1.1 to the Registration Statement;

(c)	The form of Unit certificate, to be filed on the date hereof as Exhibit 4.1 to the Registration Statement;

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February 22, 2021

(d)	The form of Warrant certificate, to be filed on the date hereof as Exhibit 4.3 to the Registration Statement;

(e)

The form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation (“CST”), as warrant agent (the “Warrant Agreement”), to be filed on the date hereof as Exhibit 4.4 to the Registration Statement; and

(f)	As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement.

(g)

Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

As used herein, the term “Opinion Documents” means the Underwriting Agreement, the Warrant Agreement, and the Units.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(e)	That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That:

(i)	The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)

The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)	The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not:

(A)	contravene its certificate or articles of incorporation, by-laws or other organizational documents; or

February 22, 2021

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)

That the execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)

That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

(a)

Our opinions are also subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting warrant holders’ rights.

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(b)

Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Shearman & Sterling LLP